Exhibit 99.1

CERTAIN PENDING LITIGATION MATTERS AND RECENT DEVELOPMENTS

As described in Item 3. Legal Proceedings of this Annual Report on Form 10-K and Note 18 to Altria Group, Inc.’s Consolidated Financial Statements included as Exhibit 13 hereto, there are legal proceedings covering a wide range of matters pending in various U.S. and foreign jurisdictions against ALG, its subsidiaries and affiliates, including PM USA and PMI, and their respective indemnitees. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution and claims of competitors and distributors. Pending claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases alleging personal injury and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) and non-governmental plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, and (iv) other tobacco-related litigation. Other tobacco-related litigation includes class action suits alleging that the use of the terms “Lights” and “Ultra Lights” constitutes deceptive and unfair trade practices, suits by foreign governments seeking to recover damages resulting from the allegedly illegal importation of cigarettes into various jurisdictions, suits by former asbestos manufacturers seeking contribution or reimbursement for amounts expended in connection with the defense and payment of asbestos claims that were allegedly caused in whole or in part by cigarette smoking, and various antitrust suits.

The following lists certain of the pending claims included in these categories and certain other pending claims. Certain developments in these cases since November 13, 2003 are also described.

SMOKING AND HEALTH LITIGATION

The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM USA and, in some cases, ALG and/or its other subsidiaries and affiliates, including PMI, as of February 13, 2004, and describes certain developments in these cases since November 13, 2003.

Consolidated Individual Smoking and Health Cases

In re Tobacco Litigation (Individual Personal Injury cases), Circuit Court, Ohio County, West Virginia, consolidated January 11, 2000. In West Virginia, all smoking and health cases in state court alleging personal injury have been transferred to the State’s Mass Litigation Panel. The transferred cases include individual cases and putative class actions. All pending individual cases filed in or transferred to the court by September 13, 2000 are to be included in a single consolidated trial. One thousand and forty-one (1041) individual cases are pending. The trial court’s order provides for the trial to be conducted in two phases. The issues to be tried in phase one are “general liability issues common to all defendants including, if appropriate, defective product theory, negligence theory, warranty theory; and any other theories supported by pretrial development” as well as entitlement to punitive damages and a punitive damages multiplier. Pursuant to the court’s order, the individual claims of the plaintiffs whose cases have been consolidated will be tried on an individual basis or “in reasonably sized trial groups” during the second phase of the trial. The first phase of the trial is scheduled to begin in March 2005.

Flight Attendant Litigation

The settlement agreement entered into in the case of Broin, et al. v. Philip Morris Companies Inc., et al., permitted members of the purported class to bring individual suits as to their alleged injuries. As of February 13, 2004, 2,726 of these suits were pending in the Circuit Court of Dade County, Florida against PM USA and three other cigarette manufacturers. The court has held that the flight attendants will not be required to prove the substantive liability elements of their claims for negligence, strict liability and breach of implied warranty in order to recover damages, if any, other than establishing that the plaintiffs’ alleged

Exhibit 99.1

injuries were caused by their exposure to environmental tobacco smoke and, if so, the amount of damages to be awarded. To date, an estimated two such cases are scheduled for trial through the end of 2004.

Domestic Class Actions

Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Item 3. Legal Proceedings for a discussion of this case.

Scott, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed May 24, 1996. The court granted plaintiffs’ motion for class certification on behalf of current and former Louisiana cigarette smokers seeking the creation of funds to pay the costs of monitoring the medical conditions of members of the purported class and providing class members with smoking cessation programs. In July 2003, following the first phase of the trial the jury returned a verdict in favor of defendants, including PM USA, in connection with plaintiffs’ medical monitoring claims, but also found that plaintiffs could benefit from smoking cessation assistance. The jury also found that cigarettes as designed are not defective but that the defendants failed to disclose all they knew about smoking and diseases and marketed their products to minors. The jury was not permitted to award damages during this phase of the trial, and the trial is expected to proceed to additional phases. The second phase of the trial is scheduled to begin in March 2004.

In re: Tobacco Litigation (Medical Monitoring cases) (formerly McCune, et al. v. The American Tobacco Company, et al.), Circuit Court, Kanawha County, West Virginia, filed January 31, 1997. In November 2001, the jury returned a verdict in favor of all defendants, and plaintiffs appealed. In February 2003, the West Virginia Supreme Court agreed to hear plaintiffs’ appeal.

Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

Jackson, et al. v. Philip Morris Incorporated, et al., United States District Court, Central District, Utah, filed February 13, 1998. In January 2004, the court dismissed the case.

Parsons, et al. v. A C & S, Inc., et al., Circuit Court, Kanawha County, West Virginia, filed February 27, 1998.

Cleary, et al. v. Philip Morris Incorporated, et al., Circuit Court, Cook County, Illinois, filed June 3, 1998.

Cypret (formerly Jones), et al. v. The American Tobacco Company, et al., Circuit Court, Jackson County, Missouri, filed December 22, 1998.

Julian, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Montgomery County, Alabama, filed April 14, 1999.

Simms, et al. v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed May 23, 2001. Proceedings in the case have been stayed until September 2004.

Lowe, et al. v. Philip Morris Incorporated, et al., Circuit Court, Multomah, Oregon, filed November 19, 2001. In September 2003, the court granted defendants’ motion to dismiss the complaint, and plaintiffs have appealed.

Birchall, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 10, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Goldfarb, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 25, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Ellington, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 31, 2002. In July 2003, the court denied plaintiffs’ motion for class certification.

Vandina, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 31, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Exhibit 99.1

Vavrek, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed July 31, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Martinez, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 4, 2002. In July 2003, the court denied plaintiffs’ motion for class certification.

Ginsburg, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 6, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Hamil, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 6, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Ramsden, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 6, 2002. In July 2003, the court denied plaintiffs’ motion for class certification.

Deller, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 9, 2002. In July 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Hudson, et al. v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed September 9, 2002. In July 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Buffman v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Eben v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Gagne v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Garnier v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Goodman v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Griffin v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Huckeby v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Lee v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Lee v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In January 2004, the court entered the parties stipulation of dismissal.

Raimo v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Ramstetter v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 29, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Exhibit 99.1

Baker v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 31, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Page v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 31, 2002. In October 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Sampson v. Philip Morris Incorporated, et al., United States District Court, Nevada, filed October 31, 2002. In October 2003, the court denied plaintiffs’ motion for class certification.

Brown v. Philip Morris Incorporated, et al., Circuit Court, Campbell County, Kentucky, filed January 2, 2003. In November 2003, the court denied plaintiffs’ motion for class certification. In December 2003, the court entered the parties’ stipulation of dismissal.

Martinez, et al., v. Philip Morris Incorporated, et al., United States District Court, Utah, filed January 7, 2003.

Brown, et al. v. Philip Morris Incorporated, et al., United States District Court, Massachusetts, filed January 10, 2003. In December 2003, the court entered the parties’ stipulation of dismissal.

Elliott, et al. v. Philip Morris USA Inc., et al., United States District Court, Western District, Oklahoma, filed July 17, 2003.

International Class Actions

Caputo (formerly LeTourneau) v. Imperial Tobacco Limited, et al., Ontario Court of Justice, Toronto, Canada, filed January 13, 1995. In February 2004, the court denied plaintiff’s motion for class certification.

The Smoker Health Defense Association (ADESF) v. Souza Cruz, S.A. and Philip Morris Marketing, S.A., Nineteenth Lower Civil Court of the Central Courts of the Judiciary District of Sao Paulo, Brazil, filed July 25, 1995. In February 2004, the trial court issued an order finding that the action was valid under the Brazilian Consumer Defense Code. The order contemplates a second stage of the case in which individuals are to file their claims. Defendants have filed a motion seeking clarification of the order.

Fortin, et al. v. Imperial Tobacco Ltd., et al., Quebec Superior Court, Canada, filed on or about September 11, 1998.

Conseil Quebecois sur le Tabac v. RJR-Macdonald Inc., et al., Quebec Superior Court, Canada, filed November 20, 1998.

Ragoonanan, et al. v. Imperial Tobacco Limited, et al., Superior Court of Justice, Ontario, Canada, filed January 11, 2000.

Asociacion Viscaina de Laringectomizados v. Altadis S.A., et al., Court of First Instance, Bilbao, Spain, filed January 5, 2001. In September 2002, the case was dismissed, and plaintiffs appealed. In December 2003, an appellate court affirmed the dismissal.

Asociacion de Laringectomizados de Leon v. Altadis S.A., et al., Court of First Instance, Leon, Spain, filed January 3, 2001. In 2003, the case was dismissed, and plaintiff has appealed.

HEALTH CARE COST RECOVERY LITIGATION

The following lists the health care cost recovery actions pending against PM USA and, in some cases, ALG and/or its other subsidiaries and affiliates as of February 13, 2004 and describes certain developments in these cases since November 13, 2003. As discussed in Item 3. Legal Proceedings, in 1998 PM USA and certain other United States tobacco product manufacturers entered into a Master Settlement Agreement (the “MSA”) settling the health care cost recovery claims of 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the United States Virgin Islands, American Samoa and the Northern

Exhibit 99.1

Marianas. Settlement agreements settling similar claims had previously been entered into with the states of Mississippi, Florida, Texas and Minnesota. PM USA believes that the claims in the city/county, taxpayer and certain of the other health care cost recovery actions listed below are released in whole or in part by the MSA or that recovery in any such actions should be subject to the offset provisions of the MSA.

City/County Cases

County of Cook v. Philip Morris Incorporated, et al., Circuit Court, Cook County, Illinois, filed April 18, 1997. Defendants’ motion to dismiss the case was granted by the trial court, and plaintiffs’ appeal is pending.

City of St. Louis, et al. v. American Tobacco, et al., Circuit Court, City of St. Louis, Missouri, filed November 23, 1998. In November 2001, the court granted in part and denied in part defendants’ motion to dismiss and dismissed three of plaintiffs’ 11 claims. Trial is scheduled for June 2005.

County of St. Louis v. American Tobacco, et al., Circuit Court, City of St. Louis, Missouri, filed December 3, 1998. In November 2003, the case was voluntarily dismissed.

County of McHenry, et al. v. Philip Morris Incorporated, et al., Circuit Court, Cook County, Illinois, filed July 13, 2000. The case has been stayed pending the outcome of the appeal in County of Cook v. Philip Morris Incorporated, et al., discussed above.

Department of Justice Case

The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Item 3. Legal Proceedings, for a discussion of this case.

International Cases

The Republic of Panama v. The American Tobacco Company, Inc., United States District Court, District of Columbia, filed September 11, 1998. In July 2000, the United States Court of Appeals for the Fifth Circuit vacated the ruling by the United States District Court for the Eastern District of Louisiana that granted plaintiff’s motion to remand the case to the Civil District Court, Orleans Parish, Louisiana. In November 2000, the case was transferred to the Multidistrict Litigation Proceeding pending before the United States District Court for the District of Columbia (see In re: Tobacco/Government Health Care Cost Litigation (MDL No. 1279) (the “MDL Proceeding,” discussed below)). Plaintiff’s motion to remand this case is pending before the court hearing the MDL Proceeding.

Kupat Holim Clalit v. Philip Morris USA, et al., Jerusalem District Court, Israel, filed September 28, 1998.

The Republic of Bolivia v. Philip Morris Companies Inc., et al., United States District Court, District of Columbia, filed January 20, 1999. In February 1999, this case was removed to federal court by defendants and subsequently transferred on the court’s own motion to the federal district court for the District of Columbia in March 1999. It is currently pending in the MDL Proceeding discussed below.

The Caisse Primaire d’Assurance Maladie of Saint-Nazaire v. SEITA, et al., Civil Court of Saint-Nazaire, France, filed June 1999. In September 2003, the court dismissed the case, and plaintiff has appealed.

In re: Tobacco/Governmental Health Care Costs Litigation (MDL No. 1279), United States District Court, District of Columbia, consolidated June 1999. In June 1999, the United States Judicial Panel on Multidistrict Litigation transferred foreign government health care cost recovery actions brought by Nicaragua, Venezuela, and Thailand to the District of Columbia for coordinated pretrial proceedings with two such actions brought by Bolivia and Guatemala already pending in that court. Subsequently, the resulting proceeding has also included filed cases brought by the following foreign governments: the Ukraine; the Brazilian States of Espirito Santo, Goias, Mato Grosso do Sul, Para, Parana, Pernambuco, Piaui, Rondonia, Sao Paulo and Tocantins; Panama; the Province of Ontario, Canada; Ecuador; the Russian Federation; Honduras; Tajikistan; Belize; the Kyrgyz Republic and 11 Brazilian cities. The cases brought by Thailand and the Kyrgyz Republic were voluntarily dismissed. The complaints filed by Guatemala, Nicaragua, the Ukraine and the Province of Ontario, have been dismissed, and the dismissals are now final. The district court remanded the cases brought by Belize, Ecuador, Honduras, the Russian Federation,

Exhibit 99.1

Tajikistan, Venezuela, nine Brazilian states listed and the 11 Brazilian cities to Florida state courts and remanded the case brought by one Brazilian state to Louisiana state court. Subsequent to remand, the Ecuador case was voluntarily dismissed. In November 2001, the Venezuela and Espirito Santo actions were dismissed, and Venezuela appealed. In September 2002, a Florida intermediate appellate court affirmed the ruling dismissing the case brought by Venezuela. In June 2003, the Florida Supreme Court denied Venezuela’s petition for further review. In August 2003, the trial court granted defendants’ motions to dismiss the cases brought by Tajikistan and one Brazilian state, and plaintiffs in the other 21 cases pending in Florida voluntarily dismissed their claims without prejudice.

The State of Rio de Janeiro of the Federal Republic of Brazil v. Philip Morris Companies Inc., et al., District Court, Angelina County, Texas, filed July 12, 1999. In December 2002, the court granted defendants’ motion to dismiss the case, and plaintiff has appealed.

The State of Sao Paulo of the Federal Republic of Brazil v. Philip Morris Companies Inc., et al., Civil District Court, Orleans Parish, Louisiana, filed February 9, 2000.

Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001. In June 2003, the court granted defendants’ motion to dismiss the case, and plaintiff has appealed.

Junta de Andalucia, et al. v. Philip Morris Spain, et al., Court of First Instance, Madrid, Spain, filed February 21, 2002.

Native American Cases

Navajo Nation v. Philip Morris Incorporated, et al., District Court, Window Rock, Arizona, filed August 11, 1999. In January 2002, the court granted in part defendants’ motion to dismiss the case and dismissed all of plaintiff’s claims, except one, and plaintiff has moved for reconsideration.

Insurer and Self – Insurer Cases

Blue Cross and Blue Shield of New Jersey, Inc., et al. v. Philip Morris Incorporated, et al., United States District Court, Eastern District, New York, filed April 29, 1998. In September 2000, the court severed the claims of one plaintiff, Empire Blue Cross and Blue Shield (“Empire”), from those of the other plaintiffs. Trial of Empire’s claims commenced March 2001, and in June 2001, the jury returned a verdict in favor of Empire on two of its claims and awarded Empire up to approximately $17.8 million in compensatory damages, including $6.8 million against PM USA, and no punitive damages. In July 2001, the court stayed the remaining Blue Cross plans’ cases pending the outcome of Empire’s appeal, and denied plaintiff’s motion to treble the damage award. In October 2001, the court denied defendants’ post-trial motions challenging the verdict, and in November 2001, entered judgment. Defendants, including PM USA, appealed. In February 2002, the court awarded plaintiff approximately $38 million for attorneys’ fees. In September 2003, the United States Court of Appeals for the Second Circuit reversed the portion of the judgment relating to subrogation, certified questions relating to plaintiff’s direct claims of deceptive business practices to the New York Court of Appeals and deferred its ruling on the appeal of the attorneys’ fees award pending the ruling on the certified questions.

Taxpayer Cases

Temple, et al. v. The State of Tennessee, et al., United States District Court, Middle District, Tennessee, filed September 11, 2000. Plaintiffs’ complaint seeks class certification of those individuals who are Medicaid/TennCare recipients and who have allegedly suffered from smoking-related injuries. Plaintiffs claim that the putative class is entitled to a portion of the MSA funds under Tennessee’s “made whole” doctrine. Plaintiffs’ motion for a preliminary injunction seeking to enjoin the State of Tennessee from receiving the MSA payments and asking that the MSA proceeds be paid into the court was denied in March 2002. In July 2002, the court granted the State’s motion to dismiss on the grounds of sovereign immunity. In December 2002, the trial court granted the remaining defendants’ motion to dismiss for failure to state a claim, and plaintiffs have appealed. This case has been consolidated with Anderson, et al., v. The American Tobacco Company, Inc., et al., discussed below for appeal. PM USA and several other appellees filed a

Exhibit 99.1

motion to dismiss the appeal based on appellants’ failure to file a timely notice of appeal, and the motion was denied.

Anderson, et al. v. The American Tobacco Company, Inc., et al., United States District Court, Middle District, Tennessee, filed May 23, 1997. In October 2002, an order was entered that consolidated this case with Temple, et al. v. The State of Tennessee, et al. (“Temple”) discussed above and granted plaintiffs’ motion to amend the complaint to make the allegations in this case similar to those in Temple. In November 2002, the trial court granted defendants’ motion to dismiss for failure to state a claim, and plaintiffs have appealed. See Temple, et al., v. The State of Tennessee, et al., discussed above.

Other Cases

Mason, et al. v. The American Tobacco Company, et al., United States District Court, Eastern District, New York, filed December 23, 1997. In July 2002, the court denied plaintiffs’ motion for class certification, and granted defendants’ motion to dismiss the case, and plaintiffs appealed. In September 2003, the United States Court of Appeals for the Second Circuit affirmed the trial court’s ruling. In December 2003, the Second Circuit denied plaintiffs’ petition for rehearing.

CERTAIN OTHER TOBACCO-RELATED ACTIONS

The following lists certain other tobacco-related litigation pending against ALG and/or its various subsidiaries and others as of February 13, 2004, and describes certain developments since November 13, 2003.

Lights/Ultra Lights Cases

Aspinall, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Superior Court, Suffolk County, Massachusetts, filed November 24, 1998. In October 2001, the court granted plaintiffs’ motion for class certification, and defendants have appealed. In May 2003, the Single Justice sitting on behalf of the Massachusetts Court of Appeals decertified the class. In June 2003, plaintiffs petitioned for reconsideration or, in the alternative, for the decision to be reported to an appellate panel for further consideration. In October 2003, Massachusetts’ highest court granted plaintiffs’ application for direct appeal to that court.

McClure, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Circuit Court, Davidson County, Tennessee, filed January 19, 1999.

Marrone, et al. v. Philip Morris Companies Inc. and Philip Morris Incorporated, Court of Common Pleas, Medina County, Ohio, filed November 8, 1999. In September 2003, plaintiffs’ motion for class certification was granted as to plaintiffs’ claims that defendants violated Ohio’s Consumer Sales Practices Act pursuant to which plaintiffs allege that class members are entitled to reimbursement of the costs of cigarettes purchased during the class periods. Class membership is limited to the residents of six Ohio counties. Defendants have appealed the class certification order.

Price, et al. v. Philip Morris Incorporated, Circuit Court, Madison County, Illinois, filed February 10, 2000. See Item 3. Legal Proceedings, for a discussion of this case.

Craft (formerly, Ratliff), et al. v. Philip Morris Companies Inc., et al., Circuit Court, City of St. Louis, Missouri, filed February 15, 2000. In December 2003, the court granted plaintiffs’ motions for class certification, and defendants have moved for reconsideration.

Hines, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Fifteenth Judicial Circuit, Palm Beach County, Florida, filed February 23, 2001. In February 2002, the court granted plaintiffs’ motion for class certification, and defendants appealed. In December 2003, a Florida District Court of Appeal decertified the class, and plaintiffs have indicated their intent to seek reconsideration.

Philipps, et al. v. Philip Morris Incorporated, et al., Court of the Common Pleas, Medina County, Ohio, filed May 1, 2001. In September 2003, plaintiffs’ motion for class certification was granted as to plaintiffs’ claims that defendants violated Ohio’s Consumer Sales Practices Act pursuant to which plaintiffs allege

Exhibit 99.1

that class members are entitled to reimbursement of the costs of cigarettes purchased during the class periods. Class membership is limited to the residents of six Ohio counties. Defendants have appealed the class certification order.

Moore, et al. v. Philip Morris Incorporated, et al., Circuit Court, Marshall County, West Virginia, filed August 10, 2001.

In re: Tobacco Cases II (Daniel Fischer, Jr., individually and on behalf of those similarly situated and the general public) v. Philip Morris Incorporated, et al., Superior Court, San Diego County, California, filed October 31, 2001. In August 2002, plaintiff stipulated to the dismissal of ALG as a defendant. In October 2002, plaintiffs amended their complaint to add PMI as a defendant. Also, in October 2002, defendants’ motion to coordinate the case with a case pending in state court in San Diego, California was granted. In January 2004, the case was voluntarily dismissed without prejudice.

Curtis, et al. v. Philip Morris Companies Inc., et al., Fourth Judicial District Court, Hennepin County, Minnesota, filed November 28, 2001. In January 2004, the court denied plaintiffs’ motion for class certification and defendants’ motions for summary judgment.

Tremblay, et al. v. Philip Morris Incorporated, Superior Court, Rockingham County, New Hampshire, filed March 29, 2002. The case has been consolidated with Peters v. Philip Morris Incorporated.

Peters v. Philip Morris Incorporated, Superior Court, Rockingham County, New Hampshire, filed April 22, 2002. This case has been consolidated with Tremblay, et al. v. Philip Morris Incorporated.

Pearson v. Philip Morris Incorporated, et al., Circuit Court, Multnomah County, Oregon, filed November 20, 2002.

Sullivan v. Philip Morris USA, Inc., et al., Circuit Court, Western District, Louisiana, filed March 28, 2003.

Virden v. Altria Group, Inc., et al., United States District Court, Northern District, West Virginia, filed March 28, 2003.

Stern, et al. v. Philip Morris USA, Inc. et al., Superior Court, Middlesex County, New Jersey, filed April 4, 2003.

Piscetta, et al. v. Philip Morris Incorporated, State Court, Fulton County, Georgia, filed April 10, 2003.

Arnold, et al. v. Philip Morris USA Inc., United States District Court, Southern District, Illinois, filed May 5, 2003.

Watson, et al. v. Altria Group, Inc., et al. United States District Court, Eastern District, Arkansas, filed May 29, 2003.

Paldrmic, et al. v. Altria Group, Inc., et al., United States District Court, Eastern District, Wisconsin, filed June 5, 2003.

Holmes, et al. v. Philip Morris USA Inc., et al., Superior Court, New Castle, Delaware, filed August 18, 2003.

El Roy v. Philip Morris Incorporated, et al., Tel Aviv-Jaffa District Court, Israel, filed January 18, 2004.

Tobacco Growers’ Case

DeLoach, et al. v. Philip Morris Incorporated, et al., United States District Court, Middle District, North Carolina, filed February 16, 2000. See Item 3. Legal Proceedings, for a discussion of this case.

Exhibit 99.1

Tobacco Price Cases

The following are the cases filed by tobacco wholesalers/distributors and by smokers, alleging that defendants conspired to fix cigarette prices in violation of antitrust laws.

DelSeronne, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Wayne County, Michigan, filed February 8, 2000. In January 2004, the case was dismissed.

Greer, et al. v. R. J. Reynolds, et al., Superior Court, San Francisco, California, filed February 9, 2000. In December 2003, the case was dismissed.

Munoz, et al. v. R. J. Reynolds, et al., Superior Court, San Francisco County, California, filed February 9, 2000. In December 2003, the case was dismissed.

Smith, et al. v. Philip Morris Companies Inc., et al., District Court, Seward County, Kansas, filed February 9, 2000. In November 2001, the court granted plaintiffs’ motion for class certification.

Gray, M.D., et al. v. Philip Morris Companies Inc., et al., Superior Court, Pima County, Arizona, filed February 11, 2000. In January 2004, the case was dismissed.

Morse v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 14, 2000. In December 2003, the case was dismissed.

Ulan v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 17, 2000. In December 2003, the case was dismissed.

Shafer v. Philip Morris Companies Inc., et al., District Court, Morton County, North Dakota, filed February 16, 2000. In January 2004, the case was dismissed.

Sullivan v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 22, 2000. In December 2003, the case was dismissed.

Teitler v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed February 22, 2000. In December 2003, the case was dismissed.

Peirona v. Philip Morris Companies Inc., et al., Superior Court, San Francisco County, California, filed February 28, 2000. In December 2003, the case was dismissed.

Cusatis v. Philip Morris Companies Inc., et al., Circuit Court, Milwaukee County, Wisconsin, filed February 28, 2000. In January 2004, the case was dismissed.

Sand v. Philip Morris Companies Inc., et al., Superior Court, Los Angeles County, California, filed February 28, 2000. In December 2003, the case was dismissed.

Taylor, et al. v. Philip Morris Companies Inc., et al., Superior Court, Cumberland County, Maine, filed March 24, 2000. In January 2004, the case was dismissed.

Romero, et al. v. Philip Morris Companies Inc., et al., First Judicial District Court, Rio Arriba County, New Mexico, filed April 10, 2000. Plaintiffs’ motion for class certification was granted in April 2003. The New Mexico Court of Appeals has agreed to hear defendants’ appeal of the class certification decision.

Belch, et al. v. Philip Morris Companies Inc., et al., Superior Court, Alameda County, California, filed April 11, 2000. In December 2003, the case was dismissed.

Belmonte, et al. v. R. J. Reynolds, et al., Superior Court, Alameda County, California, filed April 11, 2000. In December 2003, the case was dismissed.

Aguayo, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed April 11, 2000. In December 2003, the case was dismissed.

Swanson, et al. (formerly Vetter, et al.) v. Philip Morris Companies Inc., et al., District Court, Hughes County, South Dakota, filed April 18, 2000. In December 2003, the case was dismissed.

Exhibit 99.1

Ludke, et al. v. Philip Morris Companies Inc., et al., District Court, Hennepin County, Minnesota, filed April 20, 2000. In December 2003, the case was dismissed.

Kissel, et al. (formerly Quickle, et al.) v. Philip Morris Companies Inc., et al., First Judicial Circuit Court, Ohio County, West Virginia, filed May 2, 2000. In January 2004, the case was dismissed.

Baker, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed May 15, 2000. In December 2003, the case was dismissed.

Campe, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed May 15, 2000. In December 2003, the case was dismissed.

Barnes v. Philip Morris Companies Inc., et al., Superior Court, District of Columbia, filed May 18, 2000. In December 2003, the case was dismissed.

Lau, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed May 25, 2000. In December 2003, the case was dismissed.

Philips, et al. v. R.J. Reynolds, et al., Superior Court, Alameda County, California, filed June 9, 2000. In December 2003, the case was dismissed.

Pooler/Unruh, et al. v. R.J. Reynolds, et al., Second Judicial District, Washoe County, Nevada, filed June 9, 2000. In December 2003, the case was dismissed.

Saylor, et al. v. Philip Morris Companies Inc., et al., Circuit Court, Washington County, Tennessee, filed August 15, 2001. In January 2004, the case was dismissed.

Wholesale Leaders Cases

Smith Wholesale Company, Inc., et al. v. Philip Morris USA Inc., United States District Court, Eastern District, Tennessee, filed July 10, 2003. See Item 3. Legal Proceedings for a discussion of this case.

Victory Brand, L.L.C., Michigan v. Philip Morris USA Inc., et al., United States District Court, Eastern District, Michigan, filed December 10, 2003.

Consolidated Putative Punitive Damages Cases

Simon, et al. v. Philip Morris Incorporated, et al. (Simon II), United States District Court, Eastern District, New York, filed September 6, 2000. See Item 3. Legal Proceedings for a discussion of this case.

Cases Under the California Business and Professions Code

Brown, et al. v. The American Tobacco Company, Inc., et al., Superior Court, San Diego County, California, filed June 10, 1997. In April 2001, the court granted in part plaintiffs’ motion for class certification and certified a class comprised of residents of California who smoked at least one of defendants’ cigarettes between June 1993 and April 2001 and who were exposed to defendants’ marketing and advertising activities in California. Certification was granted as to plaintiffs’ claims that defendants violated California Business and Professions Code Sections 17200 and 17500 pursuant to which plaintiffs allege that class members are entitled to reimbursement of the costs of cigarettes purchased during the class period and injunctive relief barring activities allegedly in violation of the Business and Professions Code. Defendants’ motions for summary judgment are pending.

Daniels, et al. v. Philip Morris Companies Inc., et al., Superior Court, San Diego County, California, filed April 2, 1998. In November 2000, the court granted the plaintiffs’ motion for class certification on behalf of minor California residents who smoked at least one cigarette between April 1994 and December 1999. Certification was granted as to plaintiffs’ claims that defendants violated California Business and Professions Code Section 17200 pursuant to which plaintiffs allege that class members are entitled to reimbursements of the costs of cigarettes purchased during the class period and injunctive relief barring activities allegedly in violation of the Business and Professions Code. In September 2002, the court granted defendants’ motions for summary judgment as to all claims in the case. Plaintiffs have appealed.

Exhibit 99.1

Asbestos Contribution Cases

Fibreboard Corporation, et al. v. The American Tobacco Company, Inc., et al., Superior Court, Alameda County, California, filed December 11, 1997.

Owens Corning v. R.J. Reynolds Tobacco Company, et al., Circuit Court, Fayette County, Mississippi, filed August 30, 1998. In July 2001, the court granted defendants’ motion for summary judgment dismissing the claims of the asbestos company plaintiff, and plaintiff has appealed.

Combustion Engineering, Inc., et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed December 18, 2000 (not yet served).

Gasket Holdings, et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed December 18, 2000 (not yet served).

Kaiser Aluminum & Chemical Corporation, et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed December 18, 2000.

T&N, Ltd., et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed December 18, 2000 (not yet served).

W.R. Grace & Co. Conn., et al. v. RJR Nabisco, Inc., et al., Circuit Court, Jefferson County, Mississippi, filed April 24, 2001.

Cigarette Contraband Cases

Department of Amazonas, et al. v. Philip Morris Companies Inc., et al., United States District Court, Eastern District, New York, filed May 19, 2000. Defendants’ motion to dismiss the complaint for failure to state a claim was granted by the trial court and plaintiffs appealed. In January 2004, the United States Court of Appeals for the Second Circuit affirmed the trial court’s ruling.

The Republic of Ecuador v. Philip Morris Incorporated, et al., United States District Court, Southern District, Florida, filed June 5, 2000. Defendants’ motion to dismiss the complaint for failure to state a claim was granted by the trial court and plaintiff appealed. In August 2003, the United States Court of Appeals for the Eleventh Circuit affirmed the trial court’s ruling, and plaintiff petitioned the United States Supreme Court for further review. In January 2004, the Supreme Court denied plaintiff’s petition.

The Republic of Belize v. Philip Morris Companies Inc., et al., United States District Court, Southern District, Florida, filed May 8, 2001. Defendants’ motion to dismiss the complaint for failure to state a claim was granted by the trial court and plaintiff appealed. In August 2003, the United States Court of Appeals for the Eleventh Circuit affirmed the trial court’s ruling, and plaintiff petitioned the United States Supreme Court for further review. In January 2004, the Supreme Court denied plaintiff’s petition.

The Republic of Honduras v. Philip Morris Companies Inc., et al., United States District Court, Southern District, Florida, filed May 8, 2001. Defendants’ motion to dismiss the complaint for failure to state a claim was granted by the trial court and plaintiff appealed. In August 2003, the United States Court of Appeals for the Eleventh Circuit affirmed the trial court’s ruling, and plaintiff petitioned the United States Supreme Court for further review. In January 2004, the Supreme Court denied plaintiff’s petition.

The European Community, et al. v. RJR Nabisco, Inc., et al., United States District Court, Eastern District, New York, filed August 6, 2001. Defendants’ motion to dismiss the complaint for failure to state a claim was granted by the trial court, and plaintiffs appealed. In January 2004, the United States Court of Appeals for the Second Circuit affirmed the trial court’s ruling.

Vending Machine Case

Lewis d/b/a B&H Vendors v. Philip Morris Incorporated, United States District Court, Middle District, Tennessee, filed February 3, 1999. See Item 3. Legal Proceedings for a discussion of this case.

Exhibit 99.1

MSA-Related Cases

The following are cases in which plaintiffs have challenged the validity of the Master Settlement Agreement described in Item 3. Legal Proceedings.

A.D. Bedell Company, Inc. v. Philip Morris Incorporated, et al., Supreme Court, Cattaraugus County, New York, filed October 18, 1999. In November 1999, the court denied a motion to dismiss the complaint and denied a motion to vacate the temporary restraining order enjoining PM USA from refusing to sell products to plaintiff. Defendants filed an appeal from the court’s denial of their motion to dismiss and motion to vacate. In May 2000, the appellate court granted in part and denied in part defendants’ motion to dismiss the case. In January 2004, the case was dismissed by stipulation.

Mariana, et al. v. William, et al., United States District Court, Middle District, Pennsylvania, filed October 31, 2001. Plaintiffs, seeking to enjoin the Commonwealth of Pennsylvania’s receipt of funds pursuant to the MSA, allege that enforcement of the MSA is unconstitutional and violates antitrust laws. The trial court granted defendants’ motion to dismiss the case, and in July 2003, the appellate court affirmed the dismissal. In February 2004, the United States Supreme Court denied plaintiffs’ petition for further review.

CERTAIN OTHER ACTIONS

The following lists certain other actions pending against subsidiaries of ALG and others as of February 13, 2004.

In May 2001, the Attorney General for the State of Ohio notified KFNA that it may be subject to an enforcement action for alleged violations of the state’s water pollution control law at its production facility in Farmdale, Ohio. The Ohio Attorney General has alleged that this facility has exceeded its water permit effluent limits and violated its reporting requirements. The State has offered to attempt to negotiate a settlement of this matter, and the parties currently are involved in settlement negotiations.

In October 2002, Mr. Mustapha Gaouar filed suit in the Commercial Court of Casablanca against Kraft Foods Maroc (“KFM”), a subsidiary of Kraft, and Mr. Omar Berrada claiming damages of approximately $31 million arising from a non-compete undertaking signed by Mr. Gaouar allegedly under duress. In June 2003, the court issued a preliminary judgment against KFM and Mr. Berrada holding that Mr. Gaouar is entitled to damages for being deprived of the possibility of engaging in coffee roasting from 1986 due to such non-compete undertaking. At that time, the court appointed two experts to assess the amount of damages to be awarded, which assessment has not yet been completed. KFM believes that it has various grounds for appeal of this judgment and intends to pursue such an appeal after damages have been finally assessed. KFM also believes that in the event that it is ultimately found liable for damages to plaintiff in this case, it may have claims against Mr. Berrada for recovery of all or a portion of the amount of any damages awarded to plaintiff.